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                                                                     EXHIBIT 4.4

                          FOURTH AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT


          THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of April 22, 1998, among Vignette Corporation, a Delaware corporation (the "Company"), Adobe Ventures II, L.P., a California limited partnership ("Adobe"), ATGF II, a Panamanian corporation ("ATGF"), Litton Master Trust ("LMT"), Ralph H. Cechettini 1995 Trust ("RHC Trust"), Irene Yu ("Yu" and together with ATGF, LMT and RHC Trust, "Amerindo"), Attractor LP, a Delaware limited partnership ("ALP"), Attractor Dearborn Partners LP, a Delaware limited partnership ("ADP"), Attractor Institution LP ("AILP" and together with ALP and ADP, "Attractor"), Austin Ventures IV-A, L.P., a Delaware limited partnership ("Austin A"), Austin Ventures IV-B, L.P., a Delaware limited partnership ("Austin B" and, collectively with Austin A, "Austin Ventures"), Charles River Partnership VIII, a Limited Partnership, a Delaware limited partnership ("CRP VIII"), Charles River VIII-A LLC, a Delaware limited liability company ("CR VIII-A" and together with CRP VIII, "Charles River"), CNET, Inc., a Delaware corporation ("CNET"), Jeff Erramouspe ("Erramouspe"), GS Capital Partners II, L.P., a Delaware limited partnership ("GSCPLP"), GS Capital Partners II Offshore, L.P., a Cayman Islands limited partnership ("GSCPO"), Goldman, Sachs & Co. Verwaltungs GmbH, a German private stock company ("GSCV"), The Goldman Sachs Group, L.P., a Delaware limited partnership ("GSG" and together with GSCPLP, GSCPO and GSCV, "GSCP"), Ross B. Garber ("Garber"), Hambrecht & Quist California ("H&QC"), H&Q Vignette Investors, L.P. ("H&QVI" and together with H&QC, "H&Q"), Brad Husick ("Husick"), Erik Josowitz ("Josowitz") Jack Lynch ("Lynch"), Sherry Petersen ("Petersen"), Marisa Prasifka ("Prasifka"), Janice Ryan ("Ryan"), Sigma Associates III, L.P., a Delaware limited partnership ("Sigma Associates"), Sigma Partners III, L.P., a Delaware limited partnership ("Sigma Partners"), Sigma Investors III, L.P., a Delaware limited partnership ("Sigma Investors"), John Mandile ("Mandile" and, collectively with Sigma Partners, Sigma Associates and Sigma Investors, "Sigma"), Mike Vollman ("Vollman") and Neil Webber ("Webber"). Garber and Webber are referred to herein as the "Founders", and together with Adobe, Amerindo, Attractor, Austin Ventures, Charles River, CNET, Erramouspe, GSCP, H&Q, Husick, Josowitz, Lynch, Petersen, Prasifka, Ryan, Sigma, Vollman individually a "Holder" and collectively the "Holders".

                                   RECITALS:

          WHEREAS, the Company, Adobe, Attractor, Austin Ventures, Charles River, CNET, Sigma, Erramouspe, Husick, Josowitz, Lynch, Petersen, Prasifka, Ryan and the Founders have entered into a Third Amended and Restated Registration Rights Agreement, dated July 17, 1997 (the "Prior Registration Agreement"), providing for the registration of the offering of certain shares of the Company's capital stock held by Attractor, Austin Ventures, CNET, Sigma and the Founders;

          WHEREAS, the Company, Adobe, Amerindo, Attractor, Austin Ventures, Charles River, GSCP, H&Q, Sigma and Vollman have entered into a Stock Purchase Agreement, dated the date hereof (the "Purchase Agreement"), providing, among other things, for the purchase by Adobe, Amerindo, Attractor, Austin Ventures, Charles River, GSCP, Sigma and Vollman of
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shares of the Company's Series F Convertible Preferred Stock, par value $0.01 per share (the "Series F Preferred Stock");

          WHEREAS, the Company, Adobe, Attractor, Austin Ventures, Charles River, CNET, Erramouspe, Husick, Josowitz, Lynch, Petersen, Prasifka, Ryan, Sigma and the Founders desire to amend the Prior Registration Agreement on the terms hereinafter set forth; and

          WHEREAS, the execution and delivery of this Agreement by the Company and each Holder is a condition to the closing of the issuance, sale and purchase of the Series F Preferred Stock pursuant to the Purchase Agreement.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.  For purposes of this Agreement, the following terms
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shall have the meanings indicated:

          "Commission" means the United States Securities and Exchange
Commission.

          "Common Stock" means the Company's Common Stock, par value $0.01 per share.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Registrable Founders Stock" means all Common Stock and other capital stock of the Company now or hereafter owned and held by any Founder and transferee of any Founder.

          "Registrable Series A and Series B Stock" means all Series A Preferred Stock and Series B Preferred Stock and all Common Stock and other capital stock of the Company acquired upon the conversion of such Preferred Stock by any Holder and transferee of any Holder.

          "Registrable Series C Stock" means all Series C Preferred Stock and all Common Stock and other capital stock of the Company acquired upon the conversion of such Preferred Stock by CNET and any permitted transferee of CNET.

          "Registrable Series E Stock" means all Series E Preferred Stock and all Common Stock and other capital stock of the Company acquired upon the conversion of such Preferred Stock by any Holder and any permitted transferee of any Holder.

          "Registrable Series F Stock" means all Series F Preferred Stock and all Common Stock and other capital stock of the Company acquired upon the conversion of such Preferred Stock by any Holder and any permitted transferee of any Holder.
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          "Registrable Stock" means all Series A Preferred Stock, Series B
Preferred Stock, Series C Preferred Stock, Series E Preferred Stock, Common Stock and other capital stock of the Company now or hereafter owned and held by any Holder and transferee of any Holder.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $0.01 per share.

          "Series B Preferred Stock" means the Company's Series B Convertible Preferred Stock, par value $0.01 per share.

          "Series C Preferred Stock" means the Company's Series C Convertible Preferred Stock, par value $0.01 per share.

          "Series E Preferred Stock" means the Company's Series E Convertible Preferred Stock, par value $0.01 per share.

          "Series F Preferred Stock" means the Company's Series F Convertible Preferred Stock, par value $0.01 per share.

     2.   Demand Registrations.
          --------------------

          2A.    Requests for Registration.
                 -------------------------

          (i) At any time and from time to time after January 31, 2001, the holders of at least 66-2/3% of the Registrable Series A and Series B Stock then outstanding may request registration under the Securities Act of the offering of all or any part of the Registrable Stock held by such Holders (each, a "Demand Registration"), subject to the terms and conditions of this Agreement. Any request (a "Registration Request") for a Demand Registration shall specify (a) the approximate number of shares of Registrable Series A and Series B Stock requested to be registered (but not less than a majority of the total number of shares of Registrable Series A and Series B Stock then outstanding), and (b) the intended method of distribution of such shares. Within ten days after the date of its receipt of such request, the Company will give written notice of such requested registration to all other Holders of Registrable Stock and, subject to paragraph 2A(v), will include in such registration all shares of Registrable Stock which Holders of Registrable Stock request the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice.

          (ii) At any time and from time to time after January 31, 2001, the holders of at least 66-2/3% of the Registrable Series E Stock then outstanding may request registration under the Securities Act of the offering of all or any part of the Registrable Stock held by such Holders (each, a "Demand Registration"), subject to the terms and conditions of this Agreement. Any request (a "Registration Request") for a Demand Registration shall specify (a) the approximate number of

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          shares of Registrable Series E Stock requested to be registered (but not less than a majority of the total number of shares of Registrable Series E Stock then outstanding), and (b) the intended method of distribution of such shares. Within ten days after the date of its receipt of such request, the Company will give written notice of such requested registration to all other Holders of Registrable Stock and, subject to paragraph 2A(v), will include in such registration all shares of Registrable Stock which Holders of Registrable Stock request the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice.

          (iii) At any time and from time to time after January 31, 2001, the holders of at least 66-2/3% of the Registrable Series F Stock then outstanding may request registration under the Securities Act of the offering of all or any part of the Registrable Stock held by such Holders (each, a "Demand Registration"), subject to the terms and conditions of this Agreement. Any request (a "Registration Request") for a Demand Registration shall specify (a) the approximate number of shares of Registrable Series F Stock requested to be registered (but not less than a majority of the total number of shares of Registrable Series F Stock then outstanding), and (b) the intended method of distribution of such shares. Within ten days after the date of its receipt of such request, the Company will give written notice of such requested registration to all other Holders of Registrable Stock and, subject to paragraph 2A(v), will include in such registration all shares of Registrable Stock which Holders of Registrable Stock request the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice.

          (iv) Subject to paragraph 4, the Holders of Registrable Series A and Series B Stock will be entitled to request up to two Demand Registrations at any time and from time to time and the Holders of Registrable Series E Stock and Registrable Series F Stock will be entitled to request up to two Demand Registrations at any time and from time to time.

          (v) In connection with a Demand Registration with respect to Registrable Series A and Series B Stock, a registration will not count as one of the Demand Registrations paid for by the Company (as provided in paragraph 4) unless the holders of Registrable Series A and Series B Stock are able to register the offering of and sell at least 50% of the shares of Registrable Series A and Series B Stock requested to be included in such registration. In connection with a Demand Registration with respect to Registrable Series E Stock, a registration will not count as one of the Demand Registrations paid for by the Company (as provided in paragraph 4) unless the holders of Registrable Series E Stock are able to register the offering of and sell at least 50% of the shares of Registrable Series E Stock requested to be included in such registration. In connection with a Demand Registration with respect to Registrable Series F Stock, a registration will not count as one of the Demand Registrations paid for by the Company (as provided in paragraph 4) unless the holders of Registrable Series F Stock are able to register the offering of and sell at least 50% of the shares of Registrable Series F Stock requested to be included in such registration.

          (vi) The Company will not include in any Demand Registration the offering of any securities other than shares of Registrable Stock and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the Holders of a majority of the shares of Registrable Series A and Series B Stock, Registrable Series E Stock or Registrable Series F Stock, as the case may be, included in such registration. If the managing underwriter(s) of any such offering advise the Company in writing that in their opinion the number of shares of Registrable Stock and, if permitted hereunder, other securities in such offering, exceeds the number of shares of Registrable Stock and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the shares of Registrable Series A and Series B Stock, Registrable Series E Stock or Registrable Series F Stock, as the case may be, initially requesting registration, the Company will include in such registration, prior to the inclusion of any securities which are not shares of Registrable Series A and Series B Stock, Registrable Series E Stock or Registrable Series F Stock, as the case may be, subject to a Registration Request the number of shares requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, in the following order of priority: (i) first, pro rata among the Holders of Registrable Series A and Series B Stock, Registrable Series E Stock or Registrable Series F Stock, as the case may be, making the Registration Request on the basis of the number of shares that such Holders have requested be included in the registration, (ii) second, to the Company, (iii) third, pro rata among the Holders of other Registrable Stock requesting to be included in such registration on the basis of the number of shares that such holders have requested be included in the registration, and (iv) fourth, pro rata among the holders of the other securities, if any, requested to be included in such registration on the basis of the number of shares that such holders have requested be included in the registration.

          2B.  Selection of Managing Underwriter(s).  The holders of a majority
               ------------------------------------
of the then outstanding shares of Registrable Series A and Series B Stock, Registrable Series E Stock or Registrable Series Stock, as the case may be, requesting a registration will have the right to select one or more underwriters to manage any offering which is the subject of a Demand Registration, subject to the Company's approval which will not be unreasonably withheld.

          2C.  Registrations on Forms S-2 and S-3.  Following its initial public
               ----------------------------------
offering of securities under the Securities Act, the Company shall use its reasonable best efforts to qualify for registration on Forms S-2 or S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-2 or S-3, in addition to the rights contained in paragraph 2A, the Holders of at least 25% of the Registrable Series A and Series B Stock shall have the right at any time and from time to time to request up to two registrations on Form S-2 and an unlimited number of registrations on Form S-3. After the Company has qualified for the use of Form S-2 or S-3, in addition to the rights contained in paragraph 2A, the Holders of at least 25% of the Registrable Series E Stock shall have the right at any time and from time to time to request up to two registrations on Form S-2 and an unlimited number of registrations on Form S-3. After the Company has qualified for the use of Form S-2 or S-3, in addition to the rights contained in paragraph 2A, the Holders of at least 25% of the Registrable Series F Stock shall have the right at any time and from time to time to request up to two registrations on Form S-2 and an unlimited number of registrations on Form S-3. After the Company has qualified for the use of Form S-3, (i) the holders of at least 25% of the Registrable Series C Stock shall have the right at any time and from time to time to request an unlimited number of registrations on Form S-3 and (iii) the holders of at least 25% of the Registrable Founders Stock shall have the right at any time and from time to time to request an unlimited number of registrations on Form S-3. Such requests shall be in writing and shall state the number of shares of Registrable Stock proposed to be disposed of and the intended method of distribution of such shares by such Holder or Holders.

          2D.  Right to Defer Registration.  The Company shall not be obligated
               ---------------------------
to effect any registration on behalf of any Holder or transferee thereof within 180 days after the effective date of a previous registration in which such Holder or transferee participated. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration set forth above if (i) the Company determines that such registration might have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets (other than in the ordinary course) or any merger, consolidation, tender offer or similar transaction or (ii) any other material, nonpublic development or transaction is pending; provided that the
                                                           --------
Company may not postpone the filing or effectiveness of a registration statement pursuant to this sentence more frequently than once during any period of 12 consecutive months.

     3.  Piggyback Registrations.
         -----------------------

          3A.  Right to Piggyback.  If the Company proposes to register any
               ------------------
offering of its securities under the Securities Act (other than pursuant to a Demand Registration or registration solely in connection with an employee benefit or stock ownership plan) and the registration form to be used may be used for the registration of Registrable Stock (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Stock of its intention to effect such a registration (each a "Piggyback Notice").
Subject to subparagraph 3B below, the Company will include in such registration all shares of Registrable Stock which Holders of Registrable Stock request the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice.

          3B.  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
relates to an underwritten public offering of equity securities by the Company and the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the Registrable Series A and Series B Stock, Registrable Series E Stock and Registrable Series F Stock requested to be included in such registration, pro rata among the Holders of such Registrable Series A and Series B Stock, Registrable Series E Stock and Registrable Series F Stock on the basis of the number of shares owned by each such Holder, (iii) third, the Registrable Founders Stock and Registrable Series C Stock requested to be included in such registration, pro rata among the Holders of such Registrable Founders Stock and Registrable Series C Stock on the basis of the number of shares owned by each such Holder, and (iv) fourth, other securities requested to be included in such registration.

          3C.  Priority on Secondary Registrations.  If a Piggyback Registration
               -----------------------------------
relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters of such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Series A and Series B Stock, Registrable Series E Stock and Registrable Series F Stock requested to be included in such registration, pro rata among the Holders of such Registrable Series A and Series B Stock, Registrable Series E Stock and Registrable Series F Stock on the basis of the number of shares owned by each such Holder, and (iii) third, the Registrable Founders Stock and Registrable Series C Stock requested to be included in such registration, pro rata among the Holders of such Registrable Founders Stock and Registrable Series C Stock on the basis of the number of shares owned by each such Holder.

          4.   Registration Procedures.  Whenever the Holders of Registrable
               -----------------------
Stock have requested that any Registrable Stock be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Stock in accordance with the intended method of distribution thereof and will as expeditiously as possible:

               (i) prepare and file with the Commission a registration statement with respect to such Registrable Stock and use its best efforts to cause such registration statement to become effective, provided, that
                                                               --------
     before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Stock covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

               (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of up to six months, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

               (iii) furnish to each seller of Registrable Stock included in such registration such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of such Registrable Stock by such seller;

               (iv) use its best efforts to register or qualify such Registrable Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Stock owned by such seller, provided, that the Company will not be required (i) to qualify generally to
     --------
     do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

               (v) notify each seller of such Registrable Stock, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading;

               (vi) cause all such Registrable Stock to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

               (vii) provide a transfer agent and registrar for all such Registrable Stock not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

               (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registrable Stock being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

               (ix) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

               (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (xi) permit any Holder of Registrable Stock which might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included; and

               (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Stock included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in such Holder's sole and exclusive judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require
(a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (b) such
                          --------
Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     5.   Registration Expenses.
          ---------------------

          5A.   Definitions.  The term "Registration Expenses" means all
                -----------
expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which shall be paid by the selling shareholders out of the proceeds of the applicable offering) and other Persons retained by the Company.

          5B.  Payment.  The Company shall pay the Registration Expenses (other
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than fees and disbursements of counsel for the Holders, except as set forth in the following sentence) in connection with two Demand Registrations requested by Holders of Registrable Series A and B Stock, two Demand Registrations requested by Holders of Registrable Series E Stock, two Demand Registrations requested by Holders of Registrable Series F Stock, up to two registrations on Form S-2 and any and all registrations on Form S-3 pursuant to paragraph 2C and any and all Piggyback Registrations. In connection with each Demand Registration and each Piggyback Registration, the Company will reimburse the Holders of Registrable Stock covered by such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Stock initially requesting such registration.

          6.  Indemnification.
              ---------------

          6A.  Indemnification by the Company.  The Company agrees to indemnify,
               ------------------------------
to the extent permitted by law, each Holder, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

          6B.  Indemnification by Holders.  In connection with any registration
               --------------------------
statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder) and any failure by each such Holder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same; provided, that the obligation to
                                         --------
indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Stock pursuant to such registration statement.

          6C.  Notice: Defense of Claims.  Any Person entitled to
               -------------------------
indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          6D.  Survival; Contribution.  The indemnification provided for under
               ----------------------
this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7.   Participation in Underwritten Registrations.  No Person may
          -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements; (ii) completes and executes all questionnaires, powers of attorney, indemnities, standstill or holdback agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided, that no Holder of Registrable Stock included in any
              --------
underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution; and (iii) if requested by the managing underwriter or underwriters, agrees not to sell Registrable Stock or other securities held by such Person in any transaction other than pursuant to such underwriting for such period (not to exceed 180 days) as determined at the discretion of the Board of Directors of the Company, provided, that no holder of Registrable Stock shall be
                          --------
required to enter into such an agreement unless each other Holder of Registrable Stock, each director and executive officer of the Company and each other holder of at least five percent of the Common Stock then outstanding enters into a substantially identical agreement relating to such underwriting.

     8.   Miscellaneous.
          -------------

          8A.  No Inconsistent Agreements.  The Company will not hereafter enter
               --------------------------
into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Stock in this Agreement.

          8B.  Adjustments Affecting Registrable Stock.  The Company will not
               ---------------------------------------
take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Holders of Registrable Stock to include such Registrable Stock in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Stock in any such registration (including, without limitation, effecting a stock split or a combination of shares), provided, that this subparagraph 8B shall not apply to actions or changes with
--------
respect to the Company's business, balance sheet, earnings or revenues where the effect of such actions or changes on the Registrable Stock is merely incidental.

          8C.  Notices.  All notices, requests, consents, and other
               -------
communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or mailed by first class certified or registered U.S. mail, return receipt requested, postage prepaid:

          If to the Company, at Vignette Corporation, 3410 Far West Blvd, Suite 300, Austin, Texas 78731, Attention: Ross B. Garber, President (fax (512) 502-
0280), or at such other address or addresses as may have been furnished in writing by the Company to the Holders, with a copy to Brobeck, Phleger & Harrison LLP, 301 Congress Avenue, Suite 1200, Austin, Texas 78701, Attention:
Carmelo M. Gordian (fax (512) 477-5813).

          If to Adobe, at 1 Bush Street, San Francisco, California 94104 (fax
(415) 439-3621); or at such other address or addresses as may have been furnished to the Company in writing by Adobe.



          If to Amerindo, at One Embarcadero Center, Suite 2300, San Francisco, California 94111, Attention: Jeff Pressman (fax (415) 834-3581); or at such other address as may have been furnished in writing to the Company by Amerindo, with a copy to Buchalter, Nomer, Fields & Younger, P.C., 601 South Figueroa, Suite 2400, Los Angeles, California 90017, Attention: Rick Cohen (fax (213) 896-0400).

          If to Attractor, at 2730 Sand Hill Road, Suite 280, Menlo Park, California 94025, Attention: Harvey Allison (fax (415) 234-0404); or at such other address or addresses as may have been furnished to the Company in writing by Attractor, with a copy to Buchalter, Nomer, Fields & Younger, P.C., 601 South Figueroa, Suite 2400, Los Angeles, California 90017, Attention: Rick Cohen (fax
(213) 896-0400).

          If to Austin Ventures, at 1300 Norwood Tower, 114 W. 7th Street, Austin, Texas 78701, Attention: John Thornton (fax (512) 476-3952); or at such other address or addresses as may have been furnished to the Company in writing by Austin Ventures, with a copy to Hughes & Luce, L.L.P., 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: William R. Volk (fax (512) 482-
6859).

          If to Charles River, at 1000 Winter Street, Suite 3300, Bay Colony Corporate Center, Waltham, Massachusetts 02154, Attention: Ted Dintersmith (fax
(781) 487-7065); or at such other address or addresses as may have been furnished to the Company in writing by Charles River.

          If to CNET, at 150 Chestnut Street, San Francisco, California 94111,
Attention: Shelby W. Bonnie (fax (415) 395-9330); or at such other address or addresses as may have been furnished to the Company in writing by CNET, with a copy to Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention: Jon L. Mosle (fax (214) 939-6100).

          If to GSCP, at 85 Broad Street, New York, New York 10004, Attention:
Eve M. Gerriets (fax (212) 357-5505); or at such other address or addresses as may have been furnished to the Company in writing by GSCP, with a copy to Venture Law Group, 2800 Sand Hill Road, Menlo Park, California 94025,
Attention:  Robert Zipp (fax (650) 233-8386).

          If to H&Q, at 1 Bush Street, 15th Floor, San Francisco, California 94104, Attention: Charlie Walker (fax (415) 439-3621); or at such other address or addresses as may have been furnished to the Company in writing by H&Q.

          If to Sigma, c/o Sigma Partners at 20 Custom House Street, Suite 830, Boston, Massachusetts 02110, Attention: Robert E. Davoli (fax (617) 330-7975); or at such other address or addresses as may have been furnished to the Company in writing by Sigma, with a copy to Hughes & Luce, L.L.P., 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: William R. Volk (fax (512) 482-6859).

          If to a Founder or Lynch, Prasifka, Erramouspe, Petersen, Ryan, Husick, Josowitz or Vollman, at the address specified for such person in the Purchase Agreement; or at such other address or addresses as may have been furnished to the Company in writing by such person.

          Notices provided in accordance with this paragraph 8C shall be deemed delivered upon personal delivery or two business days after deposit in the mail.

     8D.  Remedies.  Any Person having rights under any provision of this
          --------
Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

     8E.  Amendments and Waivers.  Except as otherwise provided herein, no
          ----------------------
amendment, modification, termination or cancellation of this Agreement shall be effective as to (i) the Company, unless made in writing signed by the Company,
(ii) the Holders of Registrable Series A and Series B Stock, unless made in writing signed by the Holders of a majority of the then outstanding shares of Registrable Series A and Series B Stock, (iii) the Holders of Registrable Series C Stock, unless made in writing signed by the Holders of a majority of the then outstanding shares of Registrable Series C Stock, (iv) the Holders of Registrable Series E Stock, unless made in writing signed by the Holders of 66-2/3% of the then outstanding shares of Registrable Series E Stock; provided,
                                                                   --------
however, that no amendment, modification, termination or cancellation of this
-------
Agreement that materially and adversely affects the Holders of the Registrable Series E Stock shall be effective unless made in writing signed by the Holders of 95% of the then outstanding shares of Registrable Series E Stock, (v) the Holders of Registrable Series F Stock, unless made in writing signed by the Holders 66-2/3% of the then outstanding shares of Registrable Series F Stock; provided, however, that no amendment, modification, termination or cancellation
--------  -------
of this Agreement that materially and adversely affects the Holders of the Registrable Series F Stock shall be effective unless made in writing signed by the Holders of 95% of the then outstanding shares of Registrable Series F Stock, or (vi) the Holders of Registrable Founders Stock, unless made in writing signed by the Holders of a majority of the then outstanding shares of Registrable Founders Stock.

          8F.  Successors and Assigns.  This Agreement, and the rights and
               ----------------------
obligations of each Holder hereunder, may be assigned by such Holder to any person or entity to which Registrable Stock is transferred by such Holder, and such transferee shall be deemed a "Holder" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the
--------
Company.

          8G.  Severability. The invalidity or unenforceability of any provision
               ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          8H.  Entire Agreement. This Agreement embodies the entire agreement
               ----------------
and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, the Prior Registration Agreement; provided, however, that the parties hereto acknowledge and agree that Phoenix Leasing Incorporated ("Phoenix") holds rights as a Holder in accordance with that certain First Amendment to the Registration Rights Agreement, dated as of July 19, 1996, by and among Phoenix, Austin Ventures, Sigma, CNET and the Company.

          8I.  Headings.  The headings of this Agreement are for convenience
               --------
only and do not constitute a part of this Agreement.

          8J.  GOVERNING LAW.  THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF
               -------------
THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF TEXAS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

          8K.  Further Assurances.  Each party to this Agreement hereby
               ------------------
covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriately carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

          8L.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

               IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


                              VIGNETTE CORPORATION


                                 By:/s/ Ross B. Garber
                                    ------------------
                                   Ross B. Garber,
                                   President

                              ADOBE VENTURES II, L.P.

                              By: H & Q Adobe Ventures Management II, LLC, Its General Partner



                              By: /s/ Jackie Berterretche
                                 ---------------------------------
                              Name:   Jackie Berterretche
                                   -------------------------------
                              Title:  Attorney-in-Fact
                                    ------------------------------

                              ATGF II


                              By: /s/ Alberto W. Vilar
                                 ----------------------------------
                                   Alberto W. Vilar,
                                   Director



                              LITTON MASTER TRUST

                              By:  Amerindo Investment Advisors Inc.



                              By: /s/ Alberto W. Vilar
                                 ----------------------------------
                                   Alberto W. Vilar,
                                   Attorney-in-Fact


                              RALPH H. CECHETTINI 1995 TRUST


                              By: /s/ Ralph H. Cechettini
                                 ----------------------------------
                                   Ralph H. Cechettini,
                                   Trustee



                              /s/ Irene Yu
                              -------------------------------------
                              Irene Yu

                              ATTRACTOR LP
                              ATTRACTOR DEARBORN PARTNERS LP
                              ATTRACTOR INSTITUTION LP

                              By:  MM Attractor Ventures LLC,
                                   Its General Partner


                              By:  /s/ Harvey Allison
                                   --------------------------
                                   Harvey Allison,
                                   Manager

                              AUSTIN VENTURES IV-A, L.P.
                              AUSTIN VENTURES IV-B, L.P.

                              By:  AV Partners IV, L.P.,
                                   Its General Partner


                              By:  /s/ John D. Thornton
                                   -------------------------
                                   John D. Thornton,
                                   General Partner

                         CHARLES RIVER PARTNERSHIP VIII, A LIMITED PARTNERSHIP

                         By: Charles River VIII GP Limited Partnership, Its General Partner


                         By: /s/ Ted R. Dintersmith
                            -----------------------------------
                              Ted R. Dintersmith,
                              General Partner


                         CHARLES RIVER VIII-A LLC

                         By:  Charles River Friends VII, Inc., Manager



                         By: /s/ Ted R. Dintersmith
                            -----------------------------------
                            Ted R. Dintersmith,
                            Vice President

                         CNET, INC.



                         By:   /s/ Shelby W. Bonnie
                              ---------------------------------
                         Name: Shelby W. Bonnie
                              ---------------------------------
                         Title: COO
                              ---------------------------------

                         GS CAPITAL PARTNERS II, L.P.

                         By:  GS Advisors, L.P.
                              Its General Partner

                         By:  GS Advisors, Inc.
                              Its General Partner

                         By:  /s/ Richard A. Friedman
                            ---------------------------------------
                            Richard A. Friedman,
                            President


                         GS CAPITAL PARTNERS II OFFSHORE, L.P.

                         By:  GS Advisors II (Cayman), L.P.
                              Its General Partner

                         By:  GS Advisors II, Inc.
                              Its General Partner



                         By:  /s/ Richard A. Friedman
                            ---------------------------------------
                            Richard A. Friedman,
                            President


                         GOLDMAN, SACHS & CO. VERWALTUNGS GmbH



                         By: /s/ Richard A. Friedman
                            ---------------------------------------
                            Richard A. Friedman
                            Managing Director

                                      and


                            [SIGNATURE ILLEGIBLE]
                            ---------------------------------------
                            Name:
                            Registered Agent


                         THE GOLDMAN SACHS GROUP, L.P.

                         By:  The Goldman Sachs Corporation

                         By: /s/ Richard A. Friedman
                            ------------------------
                            Richard A. Friedman,
                            Executive Vice President

                         HAMBRECHT & QUIST CALIFORNIA



                         By: /s/ Jackie Berterreche
                            ------------------------------------
                         Name: Jackie Berterreche
                              ----------------------------------
                         Title: Attorney-in-Fact
                               ---------------------------------



                         H&Q VIGNETTE INVESTORS, L.P.


                         By: /s/ Jackie Berterreche
                            ------------------------------------
                         Name: Jackie Berterreche
                              ----------------------------------
                         Title: Attorney-in-Fact
                               ---------------------------------

                         SIGMA ASSOCIATES III, L.P.
                         SIGMA INVESTORS III, L.P.
                         SIGMA PARTNERS III, L.P.

                         By:  Sigma Management III, L.P.,
                                 Its General Partner



                         By: /s/ Clifford Hass
                            -------------------------------------
                         Name: Clifford L. Haas
                              -----------------------------------
                         Title: General Partner
                               ----------------------------------



                          /s/ John R. Mandile
                         ----------------------------------------
                         John Mandile,
                         Individually

                         /s/ Ross B. Garber
                         ----------------------------
                         Ross B. Garber,
                         Founder

                         /s/ Neil Webber
                         ----------------------------
                         Neil Webber,
                         Founder

                         /s/ Jack Lynch
                         ----------------------------
                         Jack Lynch

                         /s/ Marisa Prasifka
                         ----------------------------
                         Marisa Prasifka

                         /s/ Jeff Erramouspe
                         ----------------------------
                         Jeff Erramouspe

                         /s/ Sherry Petersen
                         ----------------------------
                         Sherry Petersen

                         /s/ Janice Ryan
                         ----------------------------
                         Janice Ryan

                         /s/ Brad Husick
                         ----------------------------
                         Brad Husick

                         /s/ Erik Josowitz
                         ----------------------------
                         Erik Josowitz

                         /s/ Mike Vollman
                         ----------------------------
                         Mike Vollman